EXHIBIT 10.5

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (the “Agreement”), dated as of December 12, 2009, is made and entered into between Highbury Financial Inc., a Delaware corporation (“Highbury”), Aston Asset Management LLC, a Delaware limited liability company (“Aston”), the persons named as Investors set forth on Schedule A hereto (each an “Investor”, and, collectively, the “Investors”), and the persons named as Management Stockholders set forth on Schedule A hereto.

Recitals

A.          Highbury, the Investors and the Management Stockholders entered into that certain Exchange Agreement, dated as of August 10, 2009 (the “First Exchange Agreement”), whereby the Investors exchanged shares of Series B LLC Units of Aston for shares of Series B Preferred Stock of Highbury.  Any undefined terms used in this Agreement shall have the meaning ascribed to them in the First Exchange Agreement.

B.           In connection with the First Exchange Agreement, Highbury, Aston and the Management Stockholders entered into a Management Agreement, dated as of August 10, 2009 (the “Management Agreement”), which delegated certain powers relating to the operation and management of Aston to a management committee composed initially of the Management Stockholders.

C.           Highbury, the Investors and the Management Stockholders entered into that certain Exchange Agreement, dated as of September 14, 2009 (the “Second Exchange Agreement” and, collectively with the First Exchange Agreement, the “Exchange Agreements”), whereby the Investors received the right to exchange a certain amount of their shares of Series B Preferred Stock of Highbury for Common Stock of Highbury in order to prevent a single stockholder from acquiring ownership beneficially of more than 25% of the outstanding voting securities of Highbury.

D.          As a condition to the Exchange Agreements, Highbury, the Investors and the Management Stockholders first entered into an Investors Rights Agreement, dated as of August 10, 2009, which was subsequently replaced by the Amended and Restated Investor Rights Agreement, dated as of September 14, 2009 (the “IRA” and, collectively with the Exchange Agreements and the Management Agreement, the “Management Stockholder Agreements”).

E.           Highbury, Aston, the Investors and the Management Stockholders desire to terminate the Management Stockholder Agreements as of the Closing Date, as defined in that certain Agreement and Plan of Merger, dated as of December 12, 2009, by and among Affiliated Managers Group, Inc., Manor LLC and Highbury (such date of termination, the “Effective Date”).

In consideration of the foregoing recitals, the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.           Termination of the Management Stockholder Agreements.  Notwithstanding any provisions to the contrary in the Management Stockholder Agreements, but subject to Section 2 below, the parties hereby agree that the Management Stockholder Agreements shall terminate at midnight Eastern time on the Effective Date, and, subject to Section 2 below, the parties shall waive any and all rights and remedies thereunder, whether on account of any default or breach or otherwise.  The parties hereby waive any and all notice periods required prior to the termination of the Management Stockholder Agreements being deemed effective.

2.           Indemnification Rights.  Notwithstanding anything to the contrary in this Agreement, nothing herein shall be deemed to affect in any way Highbury’s, Aston’s, the Investors’ or the Management Stockholders’ rights or obligations under any of the Management Stockholder Agreements relating to any indemnification, exculpation or contribution provisions therein (including without limitation Section 7.11 of the First Exchange Agreement, Section 7.11 of the Second Exchange Agreement and Article VII of the Management Agreement), which rights and obligations shall survive the execution and delivery of this Agreement and the termination of the Management Stockholder Agreements.

3.           No Other Agreements. The parties hereby acknowledge that there are no other agreements, contracts or arrangements between Highbury, Aston, the Investors and the Management Stockholders, other than the Management Stockholders Agreements identified herein and agreements to be entered into with Manor LLC, Affiliated Managers Group, Inc. or their respective affiliates which shall become effective on the Effective Date.

4.           Miscellaneous.  This Agreement may be executed in any number of counterparts, which together shall constitute the agreement of the parties.  The parties hereto agree that the parties shall deem facsimile signatures on this Agreement effective as originals for all purposes.  This Agreement contains the entire agreement of the parties concerning the subject matter hereof, and may not be amended, modified, or supplemented without the prior written consent of both parties hereto.  The recitals contained herein are incorporated herein by this reference in their entirety.  This Agreement shall be binding upon and inure to the benefit of Highbury, Aston, the Investors and the Management Stockholders and their respective successors and permitted assigns, and shall be governed by and in accordance with the laws of the State of Delaware.

5.           Effective Date.  This Agreement shall constitute a binding agreement between the parties as of the date hereof; provided, however, that in the event the Merger Agreement is terminated for any reason without the Effective Date having occurred, this Agreement shall be terminated without further obligation or liability on the part of any party hereto.

This Agreement is made and entered into as of the date first written above.

ASTON

ASTON ASSET MANAGEMENT LLC,

By:	Highbury Financial Inc., its Sole Member

By:	/s/ Richard S. Foote
Name:	Richard S. Foote
Title:	President and Chief Executive Officer

HIGHBURY

HIGHBURY FINANCIAL INC.,

By:	/s/ Richard S. Foote
Name:	Richard S. Foote
Title:	President and Chief Executive Officer

[Management Stockholder Agreement Termination Agreement Signature Page]

MANAGEMENT STOCKHOLDERS:

/s/ Stuart D. Bilton
Stuart D. Bilton

/s/ Kenneth C. Anderson
Kenneth C. Anderson

/s/ Gerald F. Dillenburg
Gerald F. Dillenburg

/s/ Christine R. Dragon
Christine R. Dragon

/s/ Joseph Hays
Joseph Hays

/s/ Betsy C. Heaberg
Betsy C. Heaberg

/s/ David A. Robinow
David A. Robinow

/s/ John P. Rouse
John P. Rouse

[Management Stockholder Agreement Termination Agreement Signature Page]

INVESTORS:

SBD ASTON, INC

By:	/s/ Stuart D. Bilton
Name:	Stuart D. Bilton
Title:	President

KCA ASTON, INC

By:	/s/ Kenneth C. Anderson
Name:	Kenneth C. Anderson
Title:	President

GFD ASTON, INC

By:	/s/ Gerald F. Dillenburg
Name:	Gerald F. Dillenburg
Title:	President

CRD ASTON, INC

By:	/s/ Christine R. Dragon
Name:	Christine R. Dragon
Title:	President

JH ASTON, INC
By:	/s/ Joseph Hays
Name:	Joseph Hays
Title:	President

BCH ASTON, INC

By:	/s/ Betsy C. Heaberg
Name:	Betsy C. Heaberg
Title:	President

DAR ASTON, INC

By:	/s/ David A. Robinow
Name:	David A. Robinow
Title:	President

JPR ASTON, INC

By:	/s/ John P. Rouse
Name:	John P. Rouse
Title:	President

[Management Stockholder Agreement Termination Agreement Signature Page]

Schedule A

Investors
SDB Aston, Inc.
KCA Aston, Inc.
GFD Aston, Inc.
CRD Aston, Inc.
JH Aston, Inc.
BCH Aston, Inc.
DAR Aston, Inc.
JPR Aston, Inc.

Management Stockholders
Stuart Bilton
Kenneth C. Anderson
Gerald Dillenburg
Christine R. Dragon
Joseph Hays
Betsy Heaberg
David Robinow
John Rouse